Exhibit 99.1
BellRing Brands Announces Share Repurchase Authorization of $60 Million

St. Louis - November 12, 2020 – BellRing Brands, Inc. (NYSE:BRBR) today announced its Board of Directors approved a $60 million share repurchase authorization over the next two years. Repurchases may be made from time to time in the open market, private purchases, through forward, derivative, alternative, accelerated repurchase or automatic purchase transactions, or otherwise. The authorization does not, however, obligate BellRing to acquire any particular amount of shares, and repurchases may be suspended or terminated at any time at BellRing’s discretion. The amount and timing of repurchases are subject to a variety of factors including liquidity, share price, market conditions and legal requirements.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are made in this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the repurchases, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties detailed from time to time in BellRing’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent BellRing’s judgment as of the date of this press release. BellRing disclaims, however, any intent or obligation to update these forward-looking statements.
About BellRing Brands, Inc.
BellRing Brands, Inc. is a rapidly growing leader in the global convenient nutrition category. Its primary brands, Premier Protein®, Dymatize® and PowerBar®, appeal to a broad range of consumers across all major product forms, including ready-to-drink protein shakes, powders and nutrition bars, and are distributed across a diverse network of channels including club, food, drug, mass, eCommerce, specialty and convenience. BellRing’s commitment to consumers is to strive to make highly effective products that deliver best-in-class nutritionals and superior taste. For more information, visit www.bellring.com.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@bellringbrands.com
(314) 644-7665
1